Exhibit 23.4

Knowledge Enterprises, Inc.

84 North Main Street, Suite 201

Chagrin Falls, OH 44022

Tel.: (440) 247-9051

Fax: (440) 247-9053

Date: June 27, 2005

We hereby irrevocably consent to the use of our firm’s name, and the references to the reports, data and information supplied by us, in the Registration Statement on Form S-1 of Symmetry Medical Inc. (the “Issuer”) originally filed with the Securities and Exchange Commission on June 27, 2005 and any amendments thereto, for the registration of the Issuer’s Common Stock.

KNOWLEDGE ENTERPRISES, INC.

By:	/S/ JOHN A. ENGELHARDT
Name: John A. Engelhardt Title: Chief Executive Officer